EXHIBIT 3.1

BYLAWS

OF

COOPER TIRE & RUBBER COMPANY

(As Amended as of September 15, 2008)

ARTICLE I

OFFICES

Section 1. Registered Office and Agent. As provided in the Second Article of the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Cooper Tire & Rubber Company (the “Corporation”), the Corporation’s registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent is The Corporation Trust Company.

Section 2. Principal Office. The Corporation’s principal office and place of business shall be in the City of Findlay, County of Hancock, State of Ohio. The Corporation may have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 1. Place of Meeting. All meetings of stockholders shall be held in the City of Findlay, State of Ohio, at such place as may be designated from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board, the President or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt from time to time.

Section 2. Action by Stockholders. As provided in the Fourteenth Article of the Certificate of Incorporation, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 3. Annual Meeting; Notice. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone and reschedule any previously scheduled annual meeting of stockholders. Written notice of the annual meeting stating the place, if any, date and time of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such annual meeting, shall be given to each stockholder of record entitled to vote at such annual meeting not less than ten nor more than 60 days before the date of such meeting. At such meeting or any adjournment thereof, the stockholders shall elect, as further described in Article III, Section 13, the directors to succeed those directors whose terms expire at such meeting and shall transact such other business as may be properly brought before the meeting in accordance with Article II, Section 12 of these Bylaws. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 4. Quorum; Adjournment. Except as otherwise provided by law or in any applicable powers, designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions of any of the Corporation’s Preferred Stock (as defined in the Certificate of Incorporation) (the “Preferred Stock”) that are adopted by the Board of Directors in a resolution or resolutions pursuant to the Fourth Article of the Certificate of Incorporation (a “Preferred Stock Designation”), the holders of the majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting of stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting stating the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Vote — Majority, Other. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by law or express provision of the Certificate of Incorporation, these Bylaws, the applicable listing standards of the New York Stock Exchange, or a Preferred Stock Designation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 6. Vote — Proxies, Qualification. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy authorized in a manner permitted by Section 212 of the Delaware General Corporation Law or any successor provision. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable (a) by attending the meeting of stockholders and voting in person after requesting that the proxy be revoked, (b) upon the receipt by the Secretary of the Corporation of a written notice requesting that the stockholder’s proxy be revoked, or (c) by a later appointment of a proxy. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder shall have one vote for each share of stock having voting power registered in the stockholder’s name on the books of the Corporation as of the applicable record date for any such vote.

Section 7. Stock Ledger. The Secretary shall have charge of the stock ledger of the Corporation and shall cause to be prepared, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. Special Meetings. As provided by the Fourteenth Article of the Certificate of Incorporation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”). Special meetings of holders of Preferred Stock, if any, may be called in the manner and for the purposes provided in an applicable Preferred Stock Designation.

Section 9. Special Meetings — Business. Business transacted at all special meetings of stockholders shall be confined to the purposes stated in the notice.

Section 10. Special Meetings — Notice. Written notice of a special meeting of stockholders, stating the place, if any, date, time and purposes thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such special meeting, shall be given not less than ten nor more than 60 days before such meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. The Board of Directors may postpone and reschedule any previously scheduled special meeting of stockholders.

Section 11. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders or of the holders of any class of stock, may appoint one or more inspectors of election to act at any meeting of stockholders or any adjournment thereof and make a written report thereof. If inspectors are not so appointed, the chairman of such meeting may, and on the request of any stockholder entitled to vote at such meeting or any stockholder’s proxy shall, make such appointment. The inspectors shall perform duties specified by the Board of Directors or the chairman of such meeting, as applicable, in such appointment and such duties specified in Section 231 of the Delaware General Corporation Law or any successor provision. The Board of Directors or the chairman of such meeting may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more substitute inspectors to act at the meeting. If there are three or more inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. On request, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

Section 12. Order of Business. (a) The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Whole Board, will call meetings of stockholders to order and will act as chairman thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting of stockholders will also determine the order of business and have the authority in the chairman’s sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend any such meeting of stockholders, by ascertaining whether any stockholder or any stockholder’s proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting of stockholders, in the chairman’s sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

(b) At an annual meeting of stockholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Article II, Section 3 of these Bylaws, (ii) otherwise properly brought before the annual meeting by the chairman of the annual meeting or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Article II, Section 12(c) of these Bylaws.

(c) For business to be properly requested to be brought before an annual meeting by a stockholder (i) the stockholder must be a stockholder of record at the time of the giving of notice provided for in this Article II, Section 12(c) of these Bylaws and at the time of such annual meeting, (ii) the stockholder must be entitled to vote at such annual meeting, (iii) the stockholder must have given timely notice thereof in writing to the Secretary and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the annual meeting, has provided the Corporation with a Proposal Solicitation Notice (as defined below), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve such business that the stockholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice (as defined below). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the first anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall the public disclosure of any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Related Person; (C) the class and series and number of shares of any securities of the Corporation that are owned beneficially or held of record by the stockholder proposing such business and any Stockholder Related Person; (D) a description of (1) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the stockholder or any Stockholder Related Person and (2) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such stockholder or any Stockholder Related Person; (E) a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Related Person has a right to vote any shares of any of the Corporation’s securities; (F) a description of all arrangements or understandings between or among any of (1) the stockholder giving the notice, (2) any Stockholder Related Person, and (3) any other person relating to the proposal of such business by such stockholder and any material interest of such stockholder or any Stockholder Related Person in such business; (G) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”); and (H) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. For purposes of this Article II, Section 12(c) of these Bylaws and Article III, Section 12 of these Bylaws, a “Stockholder Related Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of securities of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such Stockholder Related Person. Notwithstanding the foregoing provisions of this Article II, Section 12(c) of these Bylaws, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) with respect to the matters set forth in this Article II, Section 12(c) of these Bylaws. For purposes of this Article II, Section 12(c) of these Bylaws and Article III, Section 13 of these Bylaws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Corporation to stockholders. Nothing in this Article II, Section 12(c) of these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the special meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the special meeting (or any supplement thereto) given in accordance with these Bylaws or (ii) otherwise properly brought before the special meeting by the chairman of the special meeting or by or at the direction of a majority of the Whole Board.

(e) The determination of whether any business sought to be brought before any annual or special meeting of stockholders is properly brought before such meeting in accordance with Article II, Section 12 of these Bylaws will be made by the chairman of such meeting. If the chairman of such meeting determines that any business is not properly brought before such meeting, the chairman will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE III

DIRECTORS

Section 1. Authority; Number; Election; Terms. As provided in the Ninth Article of the Certificate of Incorporation, the property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, and also as provided in the Ninth Article of the Certificate of Incorporation: (a) the number of directors constituting the entire Board of Directors shall be not less than six nor more than twelve, as fixed from time to time exclusively by a vote of a majority of the Board of Directors; (b) the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year; and (c) at each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Section 2. Meetings — Location. The directors may hold their meetings and have one or more offices, and shall keep the books of the Corporation, outside of Delaware, including at the principal office of the Corporation in the City of Findlay, State of Ohio, or at such other place within or without the State of Delaware as they may from time to time determine.

Section 3. Vacancies. As provided in the Ninth Article of the Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancies in the Board of Directors for any reason and any newly created directorships by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4. Removal. As provided in the Ninth Article of the Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Committees — Composition, Powers. (a) As provided in the Tenth Article of the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute (i) the Board of Directors is expressly authorized by resolution or resolutions passed by a majority of the Whole Board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, and (ii) such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

(b) No such committee designated under this Article III, Section 5 shall have the power or authority in reference to amending the Certificate of Incorporation (except to the extent permitted by law), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock, or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law or any successor provision. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise prescribed by the Board of Directors, a majority of the members of any committee of the Board of Directors will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution designating a committee of the Board of Directors, the committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. The Board of Directors will appoint the chairs of its committees based on the nominations or recommendations of the Nominating and Governance Committee.

Section 6. Committees — Reports. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 7. Compensation. The Board of Directors shall establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its majority-owned subsidiaries. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held immediately after the annual meeting of stockholders and at such other time and at such place either within or without the State of Delaware as shall from time to time be determined by the Board of Directors. Notice of regular meetings of the Board of Directors need not be given.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day’s notice to each director by whom such notice is not waived, and will be called by the Chairman of the Board or the President, in like manner and on like notice, on the written request of a majority of the Whole Board. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such special meeting.

Section 10. Quorum. At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, if any, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

Section 12. Nominations of Directors; Election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with this Article III, Section 12 of these Bylaws will be eligible for election as directors of the Corporation.

(a) Annual Meetings. (i) Nominations of persons for election as directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or a committee thereof or (B) by any stockholder that (1) is a stockholder of record at the time of giving of notice provided for in this Article III, Section 12(a)(ii) of these Bylaws and at the time of such annual meeting, (2) is entitled to vote for the election of directors at such annual meeting, (3) makes the nomination pursuant to timely notice in proper written form to the Secretary, and (4) otherwise complies with the procedures set forth in this Article III, Section 12(a) of these Bylaws. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice (as defined below), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least a majority of the outstanding shares of the Corporation entitled to vote and included in such materials the Nomination Solicitation Notice.

(ii) To be timely, a stockholder’s notice of a nomination must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the first anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall the public disclosure of any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice of a nomination.

(iii) To be in proper written form, a stockholder’s notice of a nomination must set forth or include: (A) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice and any Stockholder Related Person; (B) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends (1) to be a holder of record of stock of the Corporation at the time of the annual meeting and (2) to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (C) the class and series and number of shares of any securities of the Corporation that are owned beneficially or held of record by the stockholder giving the notice or any Stockholder Related Person; (D) a description of (1) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the stockholder or any Stockholder Related Person and (2) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such stockholder or any Stockholder Related Person; (E) a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Related Person has a right to vote any shares of any of the Corporation’s securities; (F) a description of all arrangements or understandings between or among any of (1) the stockholder giving the notice, (2) any Stockholder Related Person, and (3) each nominee; (G) all information regarding each nominee proposed by the stockholder giving the notice that would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including the signed consent of each nominee to be named as a nominee and to serve as a director of the Corporation if so elected; (H) with respect to each nominee proposed by the stockholder giving the notice, a Nominee Questionnaire (as defined below) and a Nominee Representation and Agreement (as defined below), each completed and signed by the nominee; and (I) whether either such stockholder, beneficial owner or Stockholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”).

(b) Special Meetings. (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election as directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (A) by or at the direction of the Board of Directors or a committee thereof or (B) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder that (1) is a stockholder of record at the time of giving of notice provided for in this Article III, Section 12(b) of these Bylaws and at the time of such annual meeting, (2) is entitled to vote for the election of directors at such annual meeting, (3) makes the nomination pursuant to timely notice in proper written form to the Secretary, and (4) otherwise complies with the procedures set forth in this Article III, Section 12(b) of these Bylaws. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least a majority of the outstanding shares of the Corporation entitled to vote and included in such materials the Nomination Solicitation Notice.

(ii) To be timely, a stockholder’s notice of a nomination must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the date of such special meeting, provided, that if the first public announcement of such special meeting is less than 100 days prior to the date of the special meeting, the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice of a nomination.

(iii) To be in proper written form, a stockholder’s notice of a nomination must set forth or include all of the information required to be set forth by clauses (A) through (G) of Section 12(a)(iii) of this Article III.

(c) General. (i) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must also furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(ii) The chairman of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 12 of these Bylaws, and if the chairman should so determine, the chairman will so declare to the meeting and the defective nomination will be disregarded.

(iii) In addition to the foregoing provisions of this Article III, Section 12 of these Bylaws, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article III, Section 12 of these Bylaws.

(iv) For purposes of this Article III, Section 12 of these Bylaws, the following terms shall have the meanings indicated:

(A)	A “Nominee Questionnaire” means a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request).

(B)	A “Nominee Representation and Agreement” means a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (3) beneficially owns, or agrees to purchase within two years if elected as a director of the Corporation, not less than 8,000 common shares of the Corporation (“Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after date of such representation or agreement), will not dispose of such minimum number of shares so long as he or she is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (4) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with the provisions of these Bylaws and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 13. Required Vote for Directors. (a) Each director to be elected by stockholders shall be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. For purposes of this Article III, Section 13, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Votes cast” includes votes “for” that director’s election plus votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election.

(b) If a nominee for director who is an incumbent director is not reelected and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Chairman of the Board or the Secretary following the certification of the stockholder vote. The Nominating and Governance Committee shall consider the tendered resignation and recommend to the Board of Directors whether to accept or reject it. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following certification of the stockholder vote. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who failed to be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present shall not vote with respect to the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to whether or not to accept his or her resignation.

(c) The Board of Directors will publicly disclose (1) its decision whether or not to accept the tendered resignation and (2) if applicable, the reasons for rejecting the tendered resignation in a press release to be disseminated in the manner Corporation press releases are typically distributed.

(d) If such incumbent director’s tendered resignation is not accepted by the Board of Directors pursuant to this Article III, Section 13, such director shall continue to serve until his or her successor is duly elected, or his or her earlier effective resignation or removal. If a director’s tendered resignation is accepted by the Board of Directors pursuant to this Article III, Section 13, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 3 or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1.

Section 14. Participation in Meetings by Remote Communications. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

Section 15. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission of the director’s resignation to the Chairman of the Board or the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation submitted by a director pursuant to Article III, Section 13 may provide that it is irrevocable.

Section 16. Rules. The Board of Directors may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

ARTICLE IV

NOTICES

Section 1. Notice. Whenever, by law or under the provisions of the Certificate of Incorporation or of these Bylaws, unless otherwise provided, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or overnight courier, addressed to such director or stockholder, at the director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, facsimile, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws.

Section 2. Waiver of Notice. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. Election; General Provisions. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Executive Vice Presidents, Vice Presidents and Assistant Vice Presidents, a General Counsel, a Controller and such other officers as it may deem necessary. Any person may hold any number of offices at the same time except that the offices of President and Secretary shall not be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Certificate of Incorporation or by these Bylaws to be executed, acknowledged or verified by two or more officers. Notwithstanding the foregoing, by specific action the Board of Directors may authorize the Chairman of the Board to appoint any person to any office other than Chairman of the Board, Chief Executive Officer, President, Secretary or Treasurer. Any of the offices may be left vacant from time to time as the Board of Directors may determine.

Section 2. Time of Election; Board Membership. The Board of Directors shall elect the officers at the first meeting of the Board of Directors held after the annual meeting of stockholders. The Chairman of the Board and the President shall be, but the other officers need not be, elected from among the members of the Board of Directors.

Section 3. Appointment. The Board of Directors may appoint, at its discretion, one or more Assistant Secretaries, Assistant Treasurers, Assistant General Counsels, Assistant Controllers, and such other assistant officers as it may deem necessary.

Section 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors.

Section 5. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall hold office until their successors are elected and qualify or until such officers’ earlier resignation, removal or death. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of the majority of the Whole Board. In the event of a vacancy in any office by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may elect a successor or successors in accordance with Article V, Section 1 of these Bylaws, who shall hold office in accordance with the provisions of this Article V, Section 5.

Section 6. Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general and active management of the business of the Corporation and over its several officers, and shall see that all orders, resolutions or directives of the Board of Directors are carried into effect. The Chief Executive Officer shall, unless such authority is otherwise delegated by the Board of Directors, execute bonds, mortgages, other contracts requiring a seal under the seal of the Corporation, and any other documents in the name of the Corporation, in addition to the duties set forth in Article V, Section 7 or 8 of these Bylaws, as the case may be.

Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board of Directors, and shall have such other powers and duties as may be assigned to the Chairman by the Board of Directors.

Section 8. President. The President shall have general and active supervision of the operations of the Corporation and, unless the President shall be serving as Chief Executive Officer, shall be responsible to the Chairman of the Board. In the absence or incapacity of the Chairman of the Board, the President shall perform all duties and functions of the Chairman of the Board. The President shall see that all orders, resolutions and directives of the Board of Directors are carried into effect, shall be ex-officio member of all management committees and shall have such other powers and duties as may be assigned to the President by the Board of Directors.

Section 9. Executive Vice Presidents. The Executive Vice Presidents shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the Executive Vice Presidents, in the order designated from time to time by the Board of Directors, shall perform the duties and exercise the powers of the President.

Section 10. Vice Presidents. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President and the Executive Vice Presidents, perform the duties of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section 11. Assistant Vice Presidents. The Assistant Vice Presidents shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors.

Section 12. Secretary. The Secretary shall serve as Secretary of and shall attend all meetings of the Board of Directors and all meetings of stockholders, shall record all votes and the minutes of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors, and shall perform such other duties as may pertain to that office or are assigned to the Secretary by the Board of Directors or any officer to whom the Secretary is responsible. The Secretary shall keep in safe custody the seal of the Corporation and when authorized by the Board, the Secretary or Treasurer shall affix the same to any instrument requiring it. When so affixed, the seal of the Corporation shall be attested by the signature of the Secretary or Treasurer so affixing the seal. The Secretary shall be sworn to the faithful discharge of the Secretary’s duty. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the officer’s signature.

Section 13. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority (except as otherwise designated by the Board of Directors), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and exercise such powers as may be assigned to them from time to time by the Board of Directors.

Section 14. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. In the event no Controller shall have been duly elected and qualified, the Treasurer shall assume the duties and powers of the Controller. The Treasurer shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of that office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 15. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority (except as otherwise designated by the Board of Directors), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and exercise such powers as may be assigned to them from time to time the Board of Directors.

Section 16. General Counsel. The General Counsel shall have charge of all legal matters of the Corporation, and shall have such other duties as may be assigned to the General Counsel from time to time by the Board of Directors.

Section 17. Assistant General Counsels. The Assistant General Counsels, in the order of their seniority (except as otherwise designated by the Board of Directors), shall, in the absence or disability of the General Counsel, perform the duties and exercise the powers of the General Counsel, and shall perform such other duties as the Board of Directors shall prescribe.

Section 18. Controller. The Controller shall have direct charge, supervision and control of all matters of auditing, accounting and bookkeeping. The Controller shall render financial statements and reports to the Board of Directors at regular intervals and whenever called upon to do so by the Board, and shall perform such other and further duties as the Board of Directors shall prescribe.

Section 19. Assistant Controllers. The Assistant Controllers, in the order of their seniority (except as otherwise designated by the Board of Directors), shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE VI

DUTIES OF OFFICERS MAY BE DELEGATED

In the case of absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties or any of them, of such officer to any other officer, or to any director, provided a majority of the Whole Board concurs therein.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Except as otherwise provided by the Certificate of Incorporation, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Article VII, Section 3 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Right to Advancement of Expenses. The right to indemnification conferred pursuant to this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

Section 3. Right to Bring Suit. To the extent indemnification is to be provided pursuant to this Article VII and if a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the person seeking indemnification or an Advancement of Expenses may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the person seeking indemnification or an Advancement of Expenses shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the person seeking indemnification hereunder (but not in a suit brought by a person seeking Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, such person has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the person seeking indemnification or an Advancement of Expenses is proper in the circumstances because the person seeking indemnification or an Advancement of Expenses has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the person seeking indemnification or an Advancement of Expenses has not met such applicable standard of conduct, shall create a presumption that the person seeking indemnification or an Advancement of Expenses has not met the applicable standard of conduct or, in the case of such a suit brought by the person seeking indemnification or an Advancement of Expenses, be a defense to such suit. In any suit brought by the person seeking indemnification or an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that such person is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred pursuant to this Article VII shall not be exclusive of any rights which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

ARTICLE VIII

CERTIFICATES OF STOCK

Section 1. Form of Certificate; Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by the holder in the Corporation, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Certificates representing shares of stock in the Corporation will be in such form as is determined by the Board of Directors, subject to applicable legal requirements. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent or registrar at the date of issue.

Section 3. Transfer of Stock. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the older certificate and record the transaction upon its books.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6. Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such a manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

Section 7. Transfer Agents and Registrars. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars, and may require all certificates for stock to bear the signatures of such transfer agents and registrars or any of them.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 2. Dividend Reserves. As provided in the Tenth Article of the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish such reserve in the manner in which it was created.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year shall begin on the first day of January in each year.

Section 5. Annual Statement. The Board of Directors shall present at each annual meeting, and when called for by the vote of stockholders at any special meeting of stockholders, a full and clear statement of the business and condition of the Corporation.

Section 6. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7. Reliance Upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation will, in the performance of such person’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the director, committee member, or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE X

AMENDMENTS

Except as otherwise provided by law or by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.